abrdn Platinum ETF Trust 10-K

Exhibit 23.1

KPMG LLP

Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 2, 2026, with respect to the financial statements of abrdn Platinum ETF Trust, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

Philadelphia, Pennsylvania
March 2, 2026